UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2015

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Principal Financial Officer.

On September 29, 2015, Spartan Motors, Inc. (the “Company”) announced that Frederick J. “Rick” Sohm had joined the Company as Chief Financial Officer, effective September 28, 2015. Since 2014, Mr. Sohm, age 45, has served as Treasurer of ALTe Technologies, a start-up company that engineers and produces hybrid electric powertrain systems for the commercial vehicle market. Prior to joining ALTe Technologies in 2014, Sohm was the Chief Financial Officer of Warrior Sports, Inc., a position he held from 2009 to 2014. Sohm’s career spans over 20 years, during which he has held several executive and leadership positions in finance and accounting at world-class companies such as ArvinMeritor, Inc. and DaimlerChrysler Corporation.

There are no arrangements or understandings between Mr. Sohm and any other person pursuant to which he was selected as an officer of the Company. Mr. Sohm is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2014, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sohm had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Sohm will receive an initial annual base salary of $250,000. He is also eligible to participate in the Spartan Motors, Inc. Leadership Team Compensation Plan (the “Plan”), the Company’s performance-based incentive compensation plan. The Plan is available under Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015. Under the Plan, Mr. Sohm will be eligible for an annual cash bonus with a targeted payment of 55% of his base salary, along with an annual equity grant. Mr. Sohm will be eligible for annual restricted stock grants under the Plan, with a target award valued at an equivalent amount of 60% of his base salary. In addition, the Company has agreed to grant Mr. Sohm restricted shares with a value equivalent to $250,000 based on the Company’s closing stock price on September 28, 2015. This grant is expected to be made in the first quarter of 2016, and will be subject to a three year vesting schedule, vesting at the rate of 33% per year from the grant date.

Mr. Sohm will be eligible to participate in the Company’s Supplemental Executive Retirement Plan. Mr. Sohm has also been guaranteed a weekly payment equal to his base salary and a continuation of his health insurance benefits for a period of twelve months should his employment be terminated without cause.

In addition to these benefits, Mr. Sohm will be eligible to receive benefits offered to other executive officers of the Company and is entitled to reimbursement for his reasonable moving expenses.

            (c)     Departure of Principal Financial Officer.

On September 29, 2015, the Company announced the departure of Lori L. Wade, Chief Financial Officer, effective September 25, 2015.

A copy of the press release issued by the Company to announce the appointment of Mr. Sohm and departure of Ms. Wade is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits

            (d)     Exhibits

99.1	Press Release dated September 29, 2015 announcing the appointment of Mr. Sohm as Chief Financial Officer of the Company and the departure of Ms. Wade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: September 29, 2015	/s/ Thomas T. Kivell
By: Thomas T. Kivell
Its: Vice President, Secretary and General Counsel

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